                                                                   EXHIBIT 10.41

                                  DYNEGY INC.
                               SEVERANCE PAY PLAN

                         (EFFECTIVE SEPTEMBER 1, 1998)
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                                  DYNEGY INC.
                              SEVERANCE PAY PLAN
                         (Effective September 1, 1998)

                               Table of Contents

                                                                           Page

I.    INTRODUCTION.........................................................  1

II.   HIGHLIGHTS...........................................................  1

III.  ELIGIBILITY..........................................................  2
      A.    Eligibility for Participation..................................  2
      B.    Ineligibility for Participation................................  2
            1.   Resignation or Discharge..................................  2
            2.   Changed Decisions.........................................  3
            3.   Transition Assistance.....................................  3

IV.   SEVERANCE PAY BENEFITS...............................................  3
      A.    Amount of Severance Pay........................................  4
      B.    Integration With Plant Closing Law.............................  4
      C.    Form of Payment of Severance Pay Benefits......................  4
      D.    Effect of Plan on Other Company Benefits.......................  5
      E.    Rehired Employees..............................................  5
      F.    Deceased Employees.............................................  5

V.    PLAN ADMINISTRATION..................................................  5
      A.    General........................................................  5
      B.    Powers of the Plan Administrator...............................  5

VI.   CLAIM REVIEW PROCEDURE...............................................  6
      A.    Initial Claim for Benefits.....................................  6
      B.    Review of Claim Denial.........................................  7
      C.    Exhaustion of Review Remedies..................................  7

VII.  PLAN AMENDMENT OR TERMINATION........................................  7

VIII. REORGANIZED COMPANIES AND PLAN MERGERS...............................  8

IX.   ERISA RIGHTS.........................................................  8

X.    GENERAL PROVISIONS...................................................  9
      A.    Voluntary Plan.................................................  9
      B.    No Rights Created or Accrued...................................  9
      C.    Relation of the Plan to Other Descriptive Matter............... 10
      D.    Non-alienation of Benefits..................................... 10
      E.    Governing Law.................................................. 10

                                       i
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      F.    Plan Communications............................................ 10
      G.    Severability................................................... 10
      H.    Effect on Other Plans.......................................... 10
      I.    Costs and Indemnification...................................... 10
      J.    Miscellaneous.................................................. 11

XI.   IDENTIFYING DATA..................................................... 11
      A.    Employer/Plan Sponsor Location................................. 11
      B.    Plan Administrator............................................. 11
      C.    Agent for Legal Service of Process............................. 11

XII.  DEFINITIONS.......................................................... 11


Attachment A - Agreement and Release

Attachment B - Subsidiaries/Affiliates/Adopting Dynegy Inc. Severance Pay Plan

                                      ii
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I.  INTRODUCTION

    Dynegy Inc. and its participating subsidiaries and affiliated entities hereby establish the Dynegy Inc. Severance Pay Plan (defined more completely below as the "Plan") effective as of September 1, 1998, to provide severance benefits for certain Eligible Employees whose employment is terminated involuntarily by the Company/1/ under certain conditions.

    The Company is pleased to provide this Plan to its Employees, and wants you, as an Employee, to know about and understand it. This Plan has been prepared to let you know how it works and about how it may benefit you. You should read all parts of this Plan carefully so that you will not only understand the ways in which it may benefit you, but certain exclusions to coverage and limitations on the receipt of benefits which may apply to you. This Plan supersedes and replaces any and all Company severance pay policies, plans or other programs providing similar benefits in existence prior to September 1, 1998. As of September 1, 1998, the only Company severance benefits are those offered under this Plan and any Supplemental Plans specifically referring to this Plan that are effective after August 31, 1998.


II. HIGHLIGHTS

    . Only Eligible Employees who satisfy all the requirements of the Plan will receive severance payments.

    . Severance payments will be made to Eligible Employees based on their Credited Length of Service.

    . Eligible Employees will receive severance pay in a lump sum, less applicable withholding for taxes and authorized benefit contributions.

    . Benefits from certain of the Company's benefits plans may continue if you ask the Company to withhold the cost of such benefits from your severance pay.

    . Severance pay benefits under the Plan are provided solely by the Company at no cost to you other than the cost of any other benefit plans under which you elect continued coverage. See Subsection IV(D) of this Plan.

    . As a condition to receipt of severance pay benefits under this Plan, you must execute an Agreement and Release (hereinafter called the "Release") in the form provided by the Company acknowledging receipt of the severance payment and releasing the Company from any liability arising from your employment or termination. You will also agree, by signing the Release, not to claim employment or seek employment rights from the Company.


______________________
/1/   The term "Company," as more completely defined in Section XII, shall include Dynegy Inc., and each of its subsidiaries and affiliated entities that participate in the Plan. The participating subsidiaries and affiliated entities are listed on Attachment B.

III.   ELIGIBILITY

       A. ELIGIBILITY FOR PARTICIPATION

       You will receive severance pay only if your employment termination meets specific guidelines. After the Effective Date, each Employee may be eligible to participate in the Plan in the event such Employee's employment is terminated by an Employing Company for one of the following reasons (determined by the Plan Administrator in its sole discretion):

       .  Reduction in force;

       .  Position elimination;

       .  Office closing;

       .  Mutually satisfactory resignation.

       An Employing Company or an operating unit thereof, upon written approval of the Plan Administrator, in its sole discretion, may grant participation eligibility due to an employment termination for additional reasons within the policy or guidelines of the Company and signed by the Vice President of Human Resources.

       If you are given advance notice of your termination, you must remain in employment until the Company's designated Termination Date in order to receive severance pay. Severance pay may be paid if you leave prior to the designated Termination Date if your leaving will not have an adverse effect on the activities of your department and is approved in writing by the Vice President of Human Resources.

       B. INELIGIBILITY FOR PARTICIPATION

       1. RESIGNATION OR DISCHARGE

       An Employee is ineligible to participate in the Plan in the event the Employee's employment by an Employing Company terminates for a reason other than those enumerated in Subsection A above, including, but not limited to, the following:

       . terminated by an Employing Company for any reason not listed in Subsection A, above. The Plan Administrator, in its sole discretion, may determine whether a termination makes an Employee ineligible for benefits provided by this Plan;

       . voluntarily resign for any reason, except participation in a Company Voluntary Separation Program or a mutually satisfactory resignation as determined by the Plan Administrator, in its sole discretion;

       . involuntarily resign for any reason, except those reasons listed in Subsection A, above;

       . Employee status is canceled due to a failure to report for work, failure to report from leave, or other similar event;

       . merger, acquisition, sale, transfer, outsourcing, reorganization or restructuring of all or part of the Employing Company or any affiliate or division thereof where either (i) you are offered another position within the Company that provides you a base salary at least equal to or greater than your base salary on the Termination Date;/2/ or (ii) you accept any position with a Successor Company, including an outside contractor, whether affiliated or unaffiliated with the Company and whether or not the Successor Company adopts the Plan;

       .  death;

       .  have an employment contract that contains severance provisions;

       . are receiving long-term disability benefits at the time you are notified that your employment is being terminated even if your termination is caused by an event listed in Subsection III (A). However, if your disability benefits cease within two years after your position is eliminated because you are no longer disabled and you seek to be reinstated but cannot be rehired due to the elimination of your position and the absence of a comparable position, the Plan Administrator or its designee may, but need not, make you eligible for severance pay by causing the notice, required by the provisions of the Plan, to be given to you;

       . return from a leave of absence which extends beyond the policy reinstatement period, if applicable, and no position is available.

       These exceptions from eligibility shall apply even if your termination otherwise qualifies under Subsection A above.

          2. CHANGED DECISIONS

          The Company has the right to cancel or reschedule your termination before you terminate employment. You will not be eligible for severance benefits under this Plan if your termination is canceled.

          3. TRANSITION ASSISTANCE

          You will not be entitled to benefits under this Plan unless you satisfy all transition assistance requests of the Company to the Company's satisfaction, such as aiding in the location of files, preparing accounting records, returning all Company property in your possession, or repaying any amounts you owe the Company.

IV. SEVERANCE PAY BENEFITS

          If you are terminated as a result of an event listed in Subsection III (A) above, you will receive written notice of your employment termination from the Vice President of Human Resources. This will be your notice of potential eligibility to participate in the Plan. If you think you are eligible for benefits under the Plan and you have not received notice from the Vice

____________________
/2/   Such an offer includes any position with the Company whether or not in accepting such position you would be required to transfer to a different work location, but only so long as you have been offered the Company's standard relocation package in connection with such transfer.

President of Human Resources, you may send a written request for benefits addressed to the Vice President of Human Resources pursuant to Subsection VI
(A), below.


       You will be entitled to receive benefits described in the Plan only if you execute the Release, in the form approved and distributed to Eligible Employees by the Plan Administrator within the 45 day time period after receiving the Release. By signing the Release, you will be waiving any claims which you may have against the Company arising from your employment or termination of employment. The Release should be signed only after careful consideration and consultation with a legal advisor.

       A. AMOUNT OF SEVERANCE PAY

       The amount of severance pay you receive under this Plan (not including any supplements to the Plan) will be based on your Credited Length of Service with the Company. If you become entitled to severance benefits under this Plan, you will receive two Weeks of Pay for each full, completed Year of Service with the Company and a pro-rated amount for less than a Year of Service, with a minimum of eight Weeks of Pay for Employees with less than two Years of Service on their Separation Date and twelve Weeks of Pay for Employees with two to six Years of Service on their Separation Date. The maximum amount of severance payable under the Plan equals 52 Weeks of Pay. However, if you choose not to execute the Release, you will not receive any of the Plan Benefits. The benefits payable under this Plan (and any supplements) shall be inclusive of and offset by any other severance or termination payment made by the Company, including payments provided by Subsection B below.

       B. INTEGRATION WITH PLANT CLOSING LAW

       To the extent that any federal, state or local law, including, without limitation, so-called "Plant closing" laws, requires the Company to give advance notice or make payment of any kind to an Eligible Employee because of that Employee's involuntary termination due to a layoff, reduction in force, Plant or facility closing, sale of business, change of control, or any other similar event or reason, the benefits provided under this Plan may be reduced or eliminated, in the sole discretion of the Plan Administrator. The benefits provided under this Plan are intended to satisfy any and all statutory obligations that may arise out of any Eligible Employee's involuntary termination for the foregoing reasons, and the Plan Administrator shall so construe and implement the terms of the Plan it its sole discretion.

       C. FORM OF PAYMENT OF SEVERANCE PAY BENEFITS

       Severance pay benefits will be paid to you in a lump sum as soon as administratively practicable following the expiration of the seven-day revocation period after the execution of the Release, but in NO event shall such benefits be paid earlier than your Termination Date. All Plan Benefits will be subject to withholding for applicable employment and income taxes. Plan Benefits will be paid by check and sent to your last known mailing address. You are responsible for informing the Plan Administrator, by written letter delivered within the seven-day revocation period to the Vice President of the Human Resources, of any change in your mailing address. All of the required conditions for other benefits you elect to receive (see Subsection D below) will be deducted from the lump sum.

       D. EFFECT OF PLAN ON OTHER COMPANY BENEFITS

       You may be eligible to continue participation in certain other Company benefits and/or benefit plans. However, continuation in various Company plans is subject to the terms and conditions of the applicable plan, documents or insurance contracts in effect on the date of your termination. Your rights under the other plans, documents or insurance contracts are not affected by your decision to participate or to not participate in this Plan. However, no severance benefits will be payable, except as set forth by this Plan.

       E. REHIRED EMPLOYEES

       Once you receive severance pay under this Plan, you have no right to be re-employed by the Company. If you are rehired by the Company after you receive a lump sum payment of your severance pay, you will be entitled to keep that portion of your severance pay equal to your regular, normal base weekly rate of pay prior to your employment termination multiplied times the number of weeks and/or fraction of weeks between your Termination Date and the rehire date. Any remainder must be either returned to the Company upon your rehire or it will be deducted from your pay.

       If you are rehired within the same calendar year in which your employment was terminated because of a reduction in force and you received payment for vacation earned but not taken, you may either retain the payment and forfeit the vacation time for which you were eligible prior to your employment termination, or you may return to the Company the amount you received and reinstate vacation time for which you were eligible prior to termination.

       If your employment ends because of a reduction in force and you are rehired by the Company within twelve months of your Termination Date, your Years of Service with the Company prior to such termination will be counted in determining your vacation benefits eligibility in future years. Applicable vacation time on rehire will be determined in accordance with the Company's vacation policy.

       F. DECEASED EMPLOYEES

       In the event that an Eligible Employee dies after the termination of his or her employment and before having received the full amount of the severance benefits for which the Eligible Employee was qualified, Plan Benefits will be paid to the legal representative of the Employee's estate unless the Employee notifies the Plan Administrator in writing that they specifically designate a different Beneficiary. Benefits will be paid as soon as practicable after receipt of notice of proof of such death.

V. PLAN ADMINISTRATION

       A. GENERAL

       The administration and operation of the Plan is directed by the Plan Administrator.

       B. POWERS OF THE PLAN ADMINISTRATOR

       The Plan Administrator will have full power to administer the Plan in all of its details, subject, however, to the requirements of ERISA. For this purpose the Plan Administrator's power will include, but will not be limited to, sole discretionary power to:

       1. make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or required to comply with applicable law;

       2. interpret the Plan, its interpretation thereof to be final and conclusive on any Employee, former Employee, Participant, former Participant and Beneficiary;

       3. decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

       4. compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

       5. authorize the payment of benefits;

       6. keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under state or local law and regulations;

       7. appoint such agents, counsel, accountants and consultants as may be required to assist in administering the Plan;

       8. by written instrument, allocate and delegate its fiduciary responsibilities in accordance with Section 405 of ERISA; and

       9. the right to amend, terminate, supplement, or modify the Plan at any time whether or not benefits that are currently payable are affected or retroactively terminated.

       All such rules, regulations, determinations, constructions, decisions and interpretations made by the Plan Administrator will be final and binding, except as otherwise required by law. To the extent the Plan Administrator has been granted discretionary authority under the Plan, the Plan Administrator's prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.

VI.    CLAIM REVIEW PROCEDURE

       A. INITIAL CLAIM FOR BENEFITS

       If your employment has been terminated under circumstances which you believe entitled you to benefits under this Plan and you have not received notification of your eligibility to participate in the Plan; if you are an Eligible Employee who received a written notification and believe an error has been made either in the determination of the amount of Plan Benefits; if you believe that the Plan is not being operated properly; if you believe that the fiduciaries of the Plan have breached their duties; or you believe that your legal rights are being violated with respect to the Plan, you must file a written claim for benefits with the Plan Administrator.

       A formal claim must be filed within 90 days after the date you first knew or should have known of the facts on which the claim is based (usually your Termination Date), unless the Plan Administrator in writing consents otherwise. The Plan Administrator shall provide you, on request, with a copy of the claims procedures established under this Section.

       The Plan Administrator shall decide, in its sole discretion, whether your claim shall be allowed. If a claim for Plan Benefits under the Plan is denied by the Plan Administrator in whole or in part, the claimant will be notified within sixty (60) days of the date the claim is delivered to the Plan Administrator, or one-hundred twenty (120) days if the claimant is told of the extension, in writing, before the end of the initial sixty (60) days, specifying the reason for the extension. The claim denial will be written in understandable language and will state: (a) specific reasons for denial of the claim, (b) specific references to Plan provisions on which the denial is based, (c) a description (if appropriate) of any additional material or information necessary for the claimant to perfect the claim, and (d) notice of your right to seek a review of the denial and an explanation of the Plan's review procedure. A claim that is not acted upon within sixty (60) days may be deemed by the claimant to have been denied.

       B. REVIEW OF CLAIM DENIAL

       If your claim is denied, in whole or in part, you will have the right to request that the Plan Administrator (or its delegate), review the denial, provided you file a written request for review with the Plan Administrator within 60 days after the date on which you received written notification of the denial. You (or your duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Plan Administrator. Within 60 days after a request for review is received, the review will be made and you will be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case you will be given a written notification within such initial 60-day period specifying the reasons for the extension and when such review will be completed (provided that such review will be completed within 120 days after the date on which the request for review was filed).

       The decision on review will be forwarded to you in writing and will include specific reasons for the decision and references to Plan provisions upon which the decision is based. If notice of the decision on review is not furnished within the periods stated above, the claim will be deemed denied.

       C. EXHAUSTION OF REVIEW REMEDIES

       You must properly file a claim for benefits, and request a review of any complete or partial denial, prior to seeking a review of your claim for benefits in a court of law. A decision on a Review of Claim Denial (see preceding paragraph) will be the final decision of the Plan Administrator. After this final decision is provided by the Plan Administrator, you may seek judicial remedies in accordance with your rights under the Employee Retirement Income Security Act of 1974 ("ERISA").

VII.   PLAN AMENDMENT OR TERMINATION

       The Plan Sponsor reserves the right to amend, modify, supplement or terminate, in whole or in part, any or all of the provisions of the Plan at any time prospectively or retroactively, for any reason, without notice or further obligation to any Employee or any other person entitled to receive benefits, if any, under the Plan. The Plan Sponsor also reserves the right to make any modification, supplementation or amendments to the Plan that are necessary or appropriate to qualify or maintain the Plan so that it satisfies the applicable provisions of the Code and the Employee Retirement Income Security Act of 1974 (ERISA). Any Plan amendment must be signed by the Vice President of Human Resources to be effective.

       Any Employing Company, other than the Company, may withdraw from participation in the Plan at any time by delivering to the Plan Administrator written notification to that effect signed by such Employing Company's chief executive officer or his/her delegate. Withdrawal by any Employing Company pursuant to this paragraph or complete discontinuance of severance benefits under the Plan by any Employing Company other than the Company, shall constitute termination of the Plan with respect to such Employing Company.

       In the event any Employing Company withdraws from participation or the Plan Supervisor terminates the Plan, no affected Employee shall be entitled to receive benefits hereunder for Employment either before or after such action.

VIII.  REORGANIZED COMPANIES AND PLAN MERGERS

       Any corporation that succeeds to the business and assets of the Company or any part of its operations may, by appropriate resolution, adopt the Plan and shall thereupon succeed to such rights and assume such obligations hereunder as the Company and said corporation shall have agreed upon in writing. Any corporation that succeeds to the business of any Employing Company other than the Company, or any part of the operations of such Employing Company may, by appropriate resolution, adopt the Plan and shall thereupon succeed to such rights and assume such obligations hereunder as such Employing Company and said corporation shall have agreed upon in writing; provided, however, that such adoption and the terms thereof agreed upon in writing have been approved by the Company.

IX. ERISA RIGHTS

       As a Participant in this Plan, you are entitled to certain rights and protections under federal law. ERISA provides that all Plan Participants shall be entitled to:

       a) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents including contracts, and copies of all documents filed by the Plan Sponsor with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

       b) Obtain a copy of all Plan documents and other Plan information upon written request to the Plan Administrator. The administrator may make a reasonable charge for the copies.

       c) Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

       In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your Employer, your union, or any other person may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA, in whole or in part. If a claim for benefits is denied in whole or in part, you must receive a written explanation of the reason for the denial of a benefit claim. You have a right to have the Plan Administrator review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such case, the court may require the Plan to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored in whole or in part, you may file suit in a state or federal court having proper jurisdiction. If it should happen that Plan Fiduciaries misuse the Plan's money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in federal court. The court will decide who should pay for the court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay the costs and fees (e.g., if it finds your claim is frivolous).

       If you have any questions about this statement or about your rights under ERISA, you should contact the area office of the U.S. Labor-Management Services Administration, Department of Labor. If you have any questions about the Plan, you should contact the Plan Administrator.

X.     GENERAL PROVISIONS

       A. VOLUNTARY PLAN

       The adoption of the Dynegy Inc. Severance Pay Plan is purely voluntary on the part of the Company and shall not be deemed to constitute a contract between the Company, any Employee or other person not in the employ of the Company, or to be a consideration for, or an inducement or condition of, the employment of any Employee or other person, or to give any right to be retained in the employ of the Company, or to interfere with the right of an Employee to quit at any time, or to interfere with the right of the Company to discharge any Employee or other person at any time.

       B. NO RIGHTS CREATED OR ACCRUED

       Nothing in the Plan shall be construed as giving to an Employee of the Company a right to receive any benefit other than the benefits specifically provided under the terms of the Plan. Nothing in the Plan shall be construed to limit in any manner the right of the Company to discharge, demote, downgrade, transfer, relocate, or in any other manner treat or deal with any person in its employ, without regard to the effect such treatment or dealing may have upon such person as someone who might otherwise have become (or remained) a Participant in the Plan, which right is hereby reserved. No benefits shall be deemed to accrue under the Plan at any time except the time at which they become payable under the Plan, and no right to a benefit under the Plan shall be deemed to vest prior to your Termination Date.

       C. RELATION OF THE PLAN TO OTHER DESCRIPTIVE MATTER

       The Plan shall contain no terms or provisions except those set forth herein, or as hereafter amended in accordance with the provisions of section VII of this Plan. If any description made in any other document is deemed to be in conflict with any provision of the Plan, the provisions of the Plan shall control.

       D. NON-ALIENATION OF BENEFITS

       No benefits payable under the Severance Pay Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge or other encumbrance, and any attempt to do so shall be void.

       E. GOVERNING LAW

       The provisions of the Severance Pay Plan shall be construed, administered and enforced according to the Employee Retirement Income Security Act of 1974 ("ERISA") and, to the extent not preempted, by the laws of the State of Texas.

       F. PLAN COMMUNICATIONS

       No communications in connection with the Plan made by you are effective unless duly executed on an appropriate form provided or approved by, and filed with, the Plan Administrator.

       G. SEVERABILITY

       If any provision of the Severance Pay Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan. Should the Release be held invalid, Employee shall return all monies given to him or her under this Plan in consideration for the execution of the Release.

       H. EFFECT ON OTHER PLANS

       This Plan has no effect on the rights of any Participant under any other employee benefit plan sponsored by the Company (other than as replaced or superceded in Section I hereof) such as any profit-sharing, medical, dental or hospitalization, life insurance, AD&D, incentive compensation, or vacation pay plan. Rights under those plans are governed solely by their terms, and you should review those plans to ascertain their rights under them. In particular, your severance benefits under this Plan do not change the date of your termination of employment for purposes of any other plan.

       I. COSTS AND INDEMNIFICATION

       All costs of administering the Plan and providing Plan Benefits will be paid by the Company, with one exception: any expenses (other than arbitrator fees) incurred in resolving disputes with multiple Claimants concerning their entitlement to the same benefit may be charged against the benefit, which will be reduced accordingly. To the extent permitted by applicable law and in addition to any other indemnities or insurance provided by the Company, the Company shall indemnify and hold harmless its (and its affiliates') current and former officers, directors, and employees against all expenses, liabilities, and claims (including legal fees incurred to defend against liabilities and claims) arising out of their discharge or omission in good faith of their administrative and fiduciary responsibilities with respect to the Plan. Expenses and liabilities arising out of willful misconduct will not be covered under this indemnity.

       J. MISCELLANEOUS

       Where the context so indicates, the singular will include the plural and vice versa. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. Unless the context clearly indicates to the contrary, a reference to a statute or document shall be construed as referring to any subsequently enacted, adopted, or executed counterpart.

XI. IDENTIFYING DATA

       The Severance Pay Plan is a welfare benefit plan providing benefits from the general assets of the Company. Dynegy Inc. is the Plan Sponsor. The Plan Year is from January 1 to the following December 31. For identification purposes, the Plan Sponsor has assigned to the Plan number 504. The Employer identification number for Dynegy Inc. is 94-3248415.

       A.  EMPLOYER/PLAN SPONSOR LOCATION
           Dynegy Inc.
           1000 Louisiana Street, Suite 5800
           Houston, Texas 77002

       B.  PLAN ADMINISTRATOR
           Plan Administrator
           Dynegy Inc. Severance Pay Plan
           c/o Vice President of Human Resources for Dynegy Inc.
           1000 Louisiana Street, Suite 5800
           Houston, Texas 77002

       C.  AGENT FOR LEGAL SERVICE OF PROCESS
           Plan Administrator
           Dynegy Inc. Severance Pay Plan
           c/o Vice President of Human Resources for Dynegy Inc.
           1000 Louisiana Street, Suite 5800
           Houston, Texas 77002
           (713) 507-6400

XII. DEFINITIONS

       The following words and phrases are used quite frequently in this Severance Pay Plan and have special meanings of which you should take note.

       a) A Beneficiary is a person or persons entitled to receive benefits under the Plan upon the death of a Participant.

       b) The Code means the Internal Revenue Code of 1986, as amended.

       c) The Company is Dynegy Inc., its successors and assigns, and all Employing Companies, including all of Dynegy Inc.'s subsidiaries and affiliated entities currently participating in the Plan which are listed on Attachment B.

       d) Contract Employees means persons whom the Company regards as Contract Employees. Contract Employees are not eligible to participate in this Severance Pay Plan.

       e) Contractor's Employees means persons working for a company providing goods or services (including temporary employee services) to the Company whom the Company does not regard to be its common law employees, as evidenced by the Company's failure to withhold taxes from their compensation, even if the persons really are the Company's common law employees. Contractor's Employees are not eligible to participate in this Severance Pay Plan.

       f) Credited Length of Service means each Year of Service as an Employee with an Employing Company, an Affiliated Company or a Predecessor Company for which you are given credit by the Plan Administrator.

       g) The Effective Date for purposes of this Plan is September 1, 1998.

       h) An Eligible Employee means an Employee who meets the eligibility requirements set forth in Section III of this Plan.

       i) An Employee is any full-time and active Employee employed by the Company who is paid through the payroll department of the Company or the Employing Company. Temporary or Part-time Employees, Foreign Employees, Independent Contractors, Contract Employees, Contractors' Employees and Leased Employees are not "Employees" under the Plan. Employees covered by a collective bargaining agreement are not "Employees" unless an agreement has been negotiated with the bargaining representative for coverage under the Plan.

       j) The Employer or Employing Company means the Employee's direct employer, including Dynegy Inc. and such other of the subsidiaries and affiliated companies of Dynegy as have adopted the Plan and have been admitted to participation by the Plan Administrator.

       k) ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder.

       l) Foreign Employees means any persons who are not on a U.S. payroll of the Company. Foreign Employees are not eligible to participate in this Severance Pay Plan.

       m) Full-time means any Employee who is regularly scheduled to work 40 or more hours per week.

       n) Leased Employees means persons who are the Company's leased employees, within the meaning of Code Section 414(n). Leased Employees are not eligible to participate in this Severance Pay Plan.

       o) The Named Fiduciary for the Plan is the Plan Administrator.

       p) Participants are the Eligible Employees of the Company who elect to, and do, participate in the Severance Pay Plan and who meet the eligibility requirements set forth under section III of this Plan.

       q) Part-Time Employees are the employees of the Company who are regularly scheduled to work less than 40 hours per week. Part-Time Employees are not eligible to participate in this Severance Pay Plan.

       r) The Plan is the Dynegy Inc. Severance Pay Plan described in this document including any Supplemental Plans during the period of time that they are effective.

       s) The Plan Administrator is the person or persons appointed by the Compensation and Human Resources Committee (or their delegates) to oversee the operation of the Plan.

       t) Plan Benefit means amounts payable under the Plan to a Participant under the conditions described in Section IV.

       u) The Plan Sponsor is Dynegy Inc.

       v) The Plan Year is the 12-month period ending on December 31, 1998.

       w) Release means the Agreement and Release set forth as Attachment A, or such other form designated by the Plan Administrator.

       x) Separation or Termination Date means an Employee's last day of active service for the Employer, as designated by the Employer.

       y) A Successor Company is any entity that assumes operations or functions formerly carried out by the Company (such as the buyer of a facility, asset or division or any entity to which a Company operation or function has been outsourced); any affiliate of the Company; or any entity making the job offer at the request of the Company (such as a joint venture of which the Company or an affiliate is a member).

       z) Supplemental Plans mean plans designated as supplements to this Plan that are signed by the Vice President of Human Resources and are first effective on or after September 1, 1998.

       aa) Vice President of Human Resources means the individual currently holding the title Vice President of Human Resources for Dynegy Inc., or his/her designee.

       bb) Voluntary Separation Program means a program designated as a Voluntary Separation Program by the Company and signed by the Vice President of Human Resources.

       cc) A Week of Pay means your base weekly rate of pay, excluding overtime, bonuses, commissions (except in the case of truck drivers employed by Dynegy Crude Gathering Services, Inc., whose base pay is comprised solely of commissions), premium pay, shift differentials, employee benefits, expense reimbursements, and similar amounts. However, the fact that amounts are withheld from your pay for taxes, employee benefits, or other reasons will be disregarded in calculating your Week of Pay amount. If you are paid by the hour, your base weekly rate of pay is your regular hourly rate multiplied by your scheduled hours per week. (e.g., forty (40) hours per week for full time Employees). Your base weekly rate of pay shall be determined by the Plan Administrator in its sole discretion.

       dd) Year of Service means each continuous year (365 days) of service with the Company without a break in service.


Effective:  September 1, 1998                 ----------------------------
                                              Michael B. Barton
                                              Vice President of Human Resources
                                              Dynegy Inc.

                                  ATTACHMENT A
                         DYNEGY INC. SEVERANCE PAY PLAN

                             AGREEMENT AND RELEASE
                             ---------------------


     I, ______________________ ("Employee"), hereby agree to participate in the Dynegy Inc. Severance Pay Plan (the "Plan") in accordance with its terms. A copy of the Plan has been provided to me.

     I understand that in order to receive severance payments under the terms of the Plan, I must sign this Agreement and Release ("Release") and return it to the Vice President of Human Resources, Dynegy Inc., 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, no later than __________________________, 1998. I understand that I have been given forty-five (45) days to consider this Release. I have been advised to consult an attorney before I signed this Release. I understand that I will have seven (7) days after I sign and return this Release to the Vice President of Human Resources to change my mind and revoke this Release. I further understand that this Release will not become effective or enforceable until after that date.

                                    RELEASE
                                    -------

     In consideration for the benefits provided under the Plan, and by signing this Release, I understand that I am knowingly, irrevocably, and voluntarily agreeing for myself and for my heirs, executors and assigns, to a full and complete release of Dynegy Inc., its predecessors, successors, subsidiaries, operating units, affiliates, divisions and the agents, representatives, officers, directors, shareholders, employees and attorneys and each of the foregoing (individually and collectively called the "Company" or "Employer"), from all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses, damages, actions and causes of action, whether in law or in equity, whether known or unknown, suspected or unsuspected, arising from my employment and termination of employment with Employer, including but not limited to, any and all claims pursuant to Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S)2000e, et seq., as amended by the Civil Rights Act of 1991, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Civil Rights act of 1966, 42 U.S.C.
(S)(S)1981, 1983 and 1985, which prohibits violations of civil rights; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. (S)621, et seq., which protects certain employee benefits; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. (S)12101, et seq., which prohibits discrimination against the disabled; the Age Discrimination in Employment Act of 1967, 29 U.S.C. (S)621, et seq., as amended by the Older Workers Benefit Protection Act of 1990 (the "ADEA"); the Family and Medical Leave Act of 1993, 29 U.S.C. (S)2601, et seq., which provides medical and family leave; the Fair Labor Standards Act, 42 U.S.C. (S)201, et seq., including the Wage and Hour Law relating to payment of wages; the Worker Adjustment and Retraining Notification Act, and all other federal, state or local laws or regulations. This Release also includes, but is not limited to, a release of any claims for breach of contract, mental pain, suffering and anguish, emotional upset, impairment of economic opportunities, unlawful interference with employment rights, defamation, intentional or negligent infliction of emotional distress, fraud, wrongful termination, wrongful discharge in violation of public policy, breach of any express or implied covenant of good faith and fair dealing, that Employer has dealt with me unfairly or in bad faith, overtime pay, vacation pay, punitive damages, back-pay, reinstatement, front-pay, liquidated damages, injunctive relief, costs or attorneys' fees, based on or arising out of Employee's employment by Dynegy and/or his/her termination therefrom, and all other common law contract and tort claims. I am not waiving any rights or claims that may arise under the ADEA after this Agreement and Release is signed by me.

     THE PRECEDING PARAGRAPH MEANS THAT BY SIGING THIS RELEASE, YOU WILL HAVE WAIVED ANY RIGHT YOU MAY HAVE TO BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST THE COMPANY BASED ON ANY ACTIONS TAKEN BY THE COMPANY UP TO THE DATE OF THE SIGNING OF THIS RELEASE.

                            WAIVER OF REINSTATEMENT
                            -----------------------

     I forever waive and relinquish any right or claim to reinstatement of employment with Employer following my termination, and acknowledge that Employer has no obligation to rehire and return me to active duty at any time in the future.

                                ACKNOWLEDGEMENTS
                                ----------------

1. I have been advised by the Employer to consult with an attorney before executing this Agreement and Release.

2. I have carefully read the contents of this Release, and I understand the contents of the Release. I am executing this Release voluntarily, knowingly, and without any duress or coercion.

3. I have been extended a period of 45 days within which to consider this Release and this has afforded me ample opportunity to consult with personal, financial, and legal advisors prior to executing this Release.
     In the event that I decide to execute this Release prior to the end of the 45 day time period, I certify that, in accordance with 29 CFR Part 1625.22(e)(6), my decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, a threat to withdraw or alter to offer prior to the expiration of the 45 day time period, or by providing different terms to other employees who sign the release prior to the expiration of such time period. Should I sign this Release before the expiration of the 45 day time period, the Company may expedite the processing of the severance benefits provided in exchange for this Release.

4. I understand that for a period of seven (7) days following my execution of this Release, I may revoke the Release by notifying the Plan Administrator in care of the Vice President of Human Resources, Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002, in writing, of my desire to do so. I understand that after the seven (7) day period has elapsed, this Release shall become effective and enforceable. I understand that no payment will be made under this Release until after the seven-day period has elapsed.

5. I acknowledge that the benefits and payments provided to me under the Plan is consideration to which I am not otherwise entitled under any Employer plan, program, or prior agreement.

6. I agree that the benefits and payments paid under the Plan shall constitute the entire amount of monetary consideration provided to me under this Release, that I am not entitled to this consideration if I do not sign this Release and that I will not seek any further compensation for any other claimed damages, costs or attorneys' fees in connection with my employment with the Company, the separation of my employment, or any other matters encompassed by this Release.

7. Any payment received pursuant to the Plans is subject to applicable employment and income taxes. Employee acknowledges and agrees that the Company has made no representations regarding the tax consequences of any amounts received by Employee, and agrees to indemnify the Company for any amounts that may be deemed subject to withholding tax which were not withheld from these amounts.

8. I have been provided statistical and other information attached hereto as Exhibit A relating to the Plan. Exhibit A contains a detailed list of the job titles and ages of all employees eligible for the Plan and the ages of all employees of the Company in the same job classifications or organizational unit who are not eligible or selected. This information has been considered by me and my advisors in reaching the decision to sign this Release.

9. I understand and acknowledge that as an employee of the Company and its predecessors, I have had access to valuable trade secrets and confidential and proprietary information of the Company. I agree to maintain the confidentiality of any trade secret or proprietary information acquired by me during my employment. I further acknowledge that if I fail to maintain the confidentiality of the information, the Company reserves the right to pursue all legal and/or equitable remedies available to it.

                               GENERAL PROVISIONS
                               ------------------

1. This Release sets forth the entire agreement between the parties hereto and supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter of this Release. This Release expresses the full terms upon which Employer and the Employee conclude the employment relationship. There are no other representations or terms relating to the Employee employment relationship or the conclusion of that relationship other than those set forth in writing in this Release. I hereby represent and acknowledge that in executing this Release, I do not rely and have not relied upon any representations or statements made by any of the parties, agents, attorneys, employees, or representatives with regard to the subject matter, basis or effect of this Release or otherwise, other than as specifically stated in this written Release.

2. In the event that any provision of this Release should be held to be void, voidable, or unenforceable, the remaining portions shall remain in full force and effect. Should the Release be held invalid, I understand that I shall return the monies given to me under the Plan in consideration for the execution of this Release.

3. This Release shall be construed and enforced according to ERISA and, to the extent not preempted, by the laws of the State of Texas.

4. Employee hereby submits to the personal jurisdiction of, and venue in, the federal and state courts in the City of Houston, State of Texas for any actions arising out of or relating to this Release.

5. I have carefully read, fully understand, and agree to be bound by all of the provisions of this Release and the Plan.



_____________________                   ___________________________________
Date                                    Employee Signature

                                  ATTACHMENT B

        SUBSIDIARIES/AFFILIATES/ADOPTING DYNEGY INC. SEVERANCE PAY PLAN

1.   Dynegy Midstream Services, Limited Partnership;

2.   Dynegy Midstream, Inc.;

3.   Dynegy LPG Services, Inc.;

4.   Dynegy Marketing and Trade;

5.   Dynegy Energy Resources, Limited Partnership;

6.   Dynegy Crude Gathering Services, Inc.; and

7.   Dynegy Power Corp.